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                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF REGISTRANT


The corporations listed below are subsidiaries of Registrant, and all are included in the consolidated financial statements of Registrant as subsidiaries (unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary):





                                                  Jurisdiction
                                                   in which
             Name                                  organized
             ----                                 ------------
Payless ShoeSource Finance, Inc.                  Nevada

Payless ShoeSource, Inc.                          Missouri

Payless ShoeSource Distribution, Inc.             Kansas

Payless ShoeSource Merchandising, Inc.            Kansas

Payless ShoeSource Worldwide, Inc.                Kansas

PSS Canada, Inc.                                  Kansas

Payless ShoeSource Canada, Inc.                   Canada
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